                                                                    EXHIBIT 10.2

                            Household International
                        Corporate Executive Bonus Plan
                                     2000



Summary

The Household International Executive Bonus Plan is a short-term, annual incentive plan. The purpose of the annual bonus is to place a significant part of pay at risk and reward executives for the achievements of individual, business unit and corporate financial and operational goals. Performance goals and award opportunities will be communicated to plan participants at the beginning of each calendar year.


Participation

Participation in the Plan will be restricted to key line and staff executives. For purposes of the Plan, participants will be divided into groups. (See attached list).

Any changes in the group of executives participating in the Plan will be made by the Chief Executive Officer, subject to the approval of the Compensation Committee in the case of any participant whose base salary must be determined by the Committee.


Level of Awards

The corporate measurement of performance is company-wide earnings per share, return on equity, core receivables growth, revenue growth, equity to managed assets ratio and products per customer ratio. Household's performance will be measured against pre-established minimum, target and maximum levels.

Individual performance is also measured and the percentage attributed to any particular performance objective varies by executive and may change from year-to-year as circumstances warrant. Management may reduce bonus awards in light of overall business conditions or other exceptional circumstances.

Target/Maximum Awards

Target awards will be paid for fully satisfactory financial and individual performance in a given year. The target award percentage for each group will approximate the guideline percentage shown below of the executive's base salary at the end of the plan year.


            Guideline % of Annual Base Salary Determined by

            Group              Target Bonus   Maximum Bonus
          ---------------------------------------------------

                A                     100%            200%
                B                     100%            125%
                C                      75%            150%
                D                      75%            125%
                E                 $62,500        $125,000
                F                      50%            100%
                G                 $50,000        $100,000
                H                      40%             80%
                I                 $40,000        $ 80,000
                J                      40%             60%
                K                 $37,500        $ 93,750
                L                      30%             60%
                M                      30%             50%
                N                      25%             50%
                O                 $25,000        $ 50,000
                P                      20%             50%
                Q                      20%             40%
                R                      20%             30%

      Detailed information relating to the assignment and weighing of goals is available by individual and is maintained by the business unit and/or corporate.

Determination of Awards
-----------------------

A.   Financial Performance Awards

     A portion of each executive's annual bonus will be determined by meeting specific financial performance objectives. An award will be paid out if achieved results are at the pre-established minimum, target or maximum financial results levels.

B.   Individual Performance Awards

     Early in each plan year, goals for individual performance for that year will be established for each participant. The goals should require the level of performance that is expected of a fully satisfactory incumbent and must be agreed to by the immediate superior. The Compensation Committee of the Board of Directors must approve the goals for those executives whose salaries are determined by the Committee. These goals will be the primary criteria for measuring individual performance and determining the individual performance portion of the bonus for that year.

     The Chief Executive Officer will recommend the awards for participants whose salaries are determined by the Compensation Committee of the Board of Directors. The Compensation Committee will then determine the awards for all such participants.

     The Chief Executive Officer will determine the awards for all participants whose salaries are not determined by the Compensation Committee. The CEO's direct reports, in consultation with their appropriate subordinates, will recommend to the Chief Executive Officer the awards for all other participants.


Payment of Awards

Awards will be paid as soon as practical at the end of the plan period, subject to all required tax withholdings. Awards may be paid in cash, shares of Household common stock, or some combination thereof. Neither eligible participation in the plan, nor award payments thereunder shall guarantee an employee, any right to continued employment. The plan does not give any employee right or claim to an award under the program. Management reserves the right to change or discontinue the plan at any time.

Administrative Matters

A.   Promotions/New Plan Participants

     Normally awards will be pro-rated according to the portion of the plan year that an incumbent is eligible for the bonus.

B.   Effect on Benefits

     Payments made under this plan shall be included in an employee's income for purposes of determining pension benefits, life insurance, long-term disability, and participation in the TRIP plan.

C.   Termination of Employment

     Normally awards will be pro-rated in the case of death, permanent and total disability, or retirement under one of the Corporation's pension plans during a plan year. If a participant terminates employment for any other reason prior to the last working day of a plan year, he will normally forfeit any right to an award for the plan year.

                           The Goal Setting Process

Before the beginning of the plan year, the manager and subordinate will meet in a goal setting session. The purpose of the session is to discuss areas where goals will be established and agree on their priority and establish the number of points that will be earned based upon various levels of achievement during the plan period.

                   Preparation for the Goal Setting Meeting

To prepare for the goal setting session with the bonus eligible subordinate, the manager should have a clear idea of function or department goals and objectives for the plan year, priorities for the subordinate's unit or area, and three or four possible objectives to suggest as appropriate. During the session, the manager's role will be to direct the discussion and ensure that its results are jointly understood.

The subordinate will prepare for the session by establishing a list of priorities for the unit or area during the plan year, and developing four to eight potential goals for discussion. The subordinate's role during the session will be to actively discuss goals and expected levels of achievement with the manager. This is to ensure that the final agreement is realistic and achievable and that there is a clear understanding of expected performance and the amount of bonus associated with various levels of achievement.

                         Guidelines for Setting Goals

For the purpose of establishing goals for the plan year, the following criteria should apply:

  . Goals should be consistent and supportive of goals reflected in the Company's strategic business plans.

  . Goals should be primarily job or task oriented. They must be realistic and achievable yet challenging with built in "stretch" to test individual capabilities. They should clearly specify action, tasks or results to be accomplished as well as a clear understanding of how the accomplishment will be evaluated.

  . Goals must be understood and agreed to by both the manager and the subordinate.

Setting goals for staff positions is somewhat more difficult than for line-type positions because staff performance is usually not measured numerically and rarely lends itself to quantitative measurement. Staff responsibilities tend to be contributory, interpretive and are more easily measured qualitatively. Frequently, the goals may include completion of specific projects. Non-quantitative goals should clearly state the criteria that will be used for evaluating successful achievement.

The results of the goal setting process will be documented in the format of the Executive Bonus Plan Goal Setting Form and approved by the appropriate level of management.

GROUP/TITLE
--------------------------------------


Group A - 100%/200%
-------------------
Director Personal Bank
Group Director-Business Development
Managing Director CEO HAF
Managing Director, HFCPS
Managing Director-HFS
Managing Director, Consumer Finance Sales
Regional General Manager

Group B - 100%/125%
-------------------
National Sales Director

Group C - 75%/150%
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Managing Director-CEO HRS USA
Managing Director-Operations

Group D - 75%/125%
------------------
Managing Director-Canada

Group E - $62,500/$125,000
--------------------------
VP-Collections

Group F - 50%/100%
------------------
Chief Credit Officer
Director-Sales HH Direct
Division General Manager
Group Director of Sales - HIG
Group Director-Business Development & Marketing
Managing Director - Commercial Finance
Managing Director-HTMI
Managing Director Equipment Finance
National Director, Sales Finance
National Director-Business Development & Client Relations
President - Decision One
Senior VP - Credit
Senior VP - Finance
Senior VP Systems
Senior VP-Loan Production
Senior VP-Operations
VP- Lending
VP-Marketing
VP-Secondary Marketing & Acquisitions

Group G - $50,000/$100,000
--------------------------
VP, Wholesale Servicing

Group H - 40%/80%
-----------------
Group Director Sales & Telemarketing
Managing Director-Controller HI
VP-Corporate Finance
VP-Treasurer

Group I - $40,000/$80,000
-------------------------
Director, Collections
VP - Flow Business

Group J - 40%/60%
-----------------
Assistant General Counsel-Litigation
Chief Financial & Credit Policy Officer
Chief Financial Officer-HAF
Chief Financial Officer-HFC
Chief Credit Officer (Group Director)
Deputy Managing Director-COO (HRS)
Group Director Asset Management
Group Director Risk Management
Group Director, Operations RCS
Group Director-Collections
Household Direct
Managing Director - HIG
Managing Director/CFO
Managing Director of Marketing (HCS)
Managing Director Credit Policy & Risk Control
Managing Director-Operations
Managing Director-Networked Systems
Managing Director-Strategic Initiatives
National Director-Financial Control
National Director-Portfolio Management
Senior Vice President & CFO
VP Data Center Operations
VP Portfolio Management
VP-Applications Systems
VP-Corporate Law & Assistant Secretary
VP-Credit Policy
VP-Government Relations
VP-Human Resources (HFC)
VP-Investor Relations
VP-Money & Capital Markets
VP-Taxes

Group K - $37,500/$93,750
-------------------------
Assistant to the Group Executive

Group L - 30%/60%
-----------------
Regional Director - Sales

Group M - 30%/50%
-----------------
Assistant Controller
Assistant General Counsel-Employee Relations
Chief Financial Officer-UK
Director Sales Support/MIS
Director Asset Backed Financing
Director of Operations UK
Director/Special Project Consultant
Director-Fraud/Operations
Director-Processing Services-Canada

-----------------------------
Group Director-Customer Relations Management
Group Director-HCS Marketing
Group Director-Risk Control
Group General Counsel
Group Director-Information Management
National Director-Credit Policy, Pricing ,Profitability
National Director-Customer Service
VP-Audit
VP-Items Processing
VP-Portfolio Management
VP-Specialty Finance

Group N - 25%/50%
-----------------
Director  Acquisitions & Relations Management
Director-Credit Policy Administration
Director-Credit Policy (#1)
Group Director-Client Services & Collections

Group O - $25,000/$50,000
-------------------------
Director-Wholesale Acquisition

Group P - 20%/50%
-----------------
Director, REN Risk Control

Group Q - 20%/40%
-----------------
Chief Financial Officer/Direct
Controller
Controller-HH Direct
Director-ALM
Director-Credit Operations
Director-Credit Policy (#2)
Director-Customer Management Strategy
Director-Marketing
Director-Project Control
Director-Strategy & Development
General Counsel

Group Q - 20%/40% (continued)
-----------------------------
Group Director Marketing Strategy
Group Director - Marketing
VP Data Architecture & System
VP Human Resources
VP-Benefits & Policy
VP-Chief Financial Officer-HTS
VP-Compensation & HR Administration
VP-Facilities Management
VP-Finance-Specialty Finance HFC
VP-Networked Systems
VP-Service Delivery
VP-Training & Development & Communications

Group R - 20%/30%
-----------------
Actuarial Director
Controller-HCS
Controller-HRSI
Director Information & Decision Analysis
Director Reconciliation & Financial Information Systems
Director Government. Relations & Regulatory Issues
Director-Business Analysis HCS
Director-Business Unit Accounting
Director-Communications & Distributed Services
Director-Compliance Administration
Director-Data Center Operations
Director Cash Operations
Director, Corporate & Treasury Accounting
Director/Special Project Consultant
Director-ALG Systems & Loan Processes
Director-Business Systems
Director-Business Treasury
Director-Corporate Purchasing
Director-Customer Relations
Director-Customer Service
Director-Federal Tax Audit
Director-HCS Marketing
Director-Investor Relations
Director-Item Processing
Director-Operations Services
Director-Regulatory Reporting
Director-Tax Planning & Tax Counsel
Director-Telephone Services
Director-Federal & State Tax Compliance
Director-HFC Policy & Compliance Support
Director-Information Technology
Director-Insurance Taxation & Counsel
Director-Inter-corporate Risk & Compliance
Director-Operations Support

Group R - 20%/30% (continued)
-----------------------------
Group Director-Credit Operations
Group Director-Customer Service
Group Director-Profitability
VP Property Management
VP, Technical Services
VP-Finance & Administration
VP-Financial Control
VP-HFC Operation Support
VP-Insurance & Risk Finance
VP-Sales & Marketing